Silicon Valley Bank	Exhibit 10.44

Amendment to Loan Documents

Borrower:             InVision Technologies, Inc.

Date:                      October 12, 2001

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated November 8, 2000 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.             Modified Audit Fees.  The sentence in Section 5.4 of the Loan Agreement that currently reads as follows:

“The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Silicon’s then current standard charge for the same), plus reasonable out of pocket expenses.”

is hereby amended to read as follows:

“The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $700 per person per day (or such higher amount as shall represent Silicon’s then current standard charge for the same), plus reasonable out of pocket expenses.”

2.             Modified Foreign Exchange Contract Sublimit.  The Foreign Exchange Contract Sublimit set forth in Section 1 of the Schedule to Loan and Security Agreement and which currently reads as follows:

“Foreign Exchange Contract Sublimit:

If there is availability under the Revolving Loans, then Borrower may enter into foreign exchange forward contracts with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”).  Silicon will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $5,000,000 (the “FX Sublimit”).  The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit.  Silicon may terminate the FX Forward Contracts if an Event of Default occurs.”

is hereby amended to read as follows:

“Foreign Exchange Contract Sublimit:	$5,000,000.

Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contracts”); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; and (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above. Silicon shall have the right to withhold, from the Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.”

3.             Modification to Interest Rate.  Section 2 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

                “2.          INTEREST.

Interest Rate (Section 1.2):

A rate equal to the “Prime Rate” in effect from time to time, plus 1.50% per annum; provided, however, if Borrower maintains with Silicon and/or invests through Silicon at least 80% of Borrower’s cash and cash equivalents, then a rate equal to the “Prime Rate” in effect from time to time, plus 1.25% per annum.  Such reduction(s) and increase(s) of the interest rate may be made throughout the term of this Agreement.

The foregoing rate increase or decrease (as the case may be) will go into effect following Silicon’s review and approval of Borrower’s financial statements and will be effective as of the date of Borrower’s monthly financial statements showing that the interest rate should be increased or decreased, as the case may be, provided that such monthly financial statements are provided to Silicon in accordance with the terms hereof. Notwithstanding the foregoing, in no event shall an interest rate reduction go into effect if, at the date it is to go into effect, an Event of Default has occurred and is continuing.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  "Prime Rate" means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon.  The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

With respect to each of Term Loan #1 and Term Loan #2, the interest rate shall be a rate equal to the Prime Rate in effect from time to time, plus 1.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The interest rate applicable to the Obligations pertaining to the Term Loans shall change on each date there is a change in the Prime Rate.

Minimum Monthly Interest (Section 1.2):	Not Applicable.”

4.             Modified Maturity Date.  Section 4 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

"4. MATURITY DATE
(Section 6.1):	October 20, 2002.

The outstanding principal balance of Term Loan #1 will continue to be repaid in monthly principal payments of $11,041.72 each in accordance with the terms of the Existing Loan Documents until the earlier of:  (i) June 29, 2003, (ii) all Obligations related to Term Loan #1 have been indefeasibly paid in full to Silicon or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms.  Interest on Term Loan #1 shall be payable monthly as provided for in Section 1.2 of this Agreement.

The outstanding principal balance of Term Loan #2 will continue to be repaid in monthly principal payments of $17,846.62 each in accordance with the terms of the Existing Loan Documents until the earlier of:  (i) November 29, 2001, (ii) all Obligations related to Term Loan #2 have been indefeasibly paid in full to Silicon or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms.  Interest on Term Loan #2 shall be payable monthly as provided for in Section 1.2 of this Agreement.”

5.             Fee.  In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $25,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents.  Silicon is authorized to charge said fee to Borrower’s loan account.

6.             Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

7.             General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
INVISION TECHNOLOGIES, INC.		SILICON VALLEY BANK
By	/s/ Ross Mulholland	By	/s/ Milad Hanna
	President or Vice President	Title	Senior Vice President
By	/s/ Nancy Hsiang
Secretary or Ass't Secretary